UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OVERTECH CORP.
(Exact name of Registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation or organization)
7392
(Primary Standard Industrial Classification Code Number)
None
(I.R.S. Employer Identification Number)
Veshnyakovskaya Street, 12-64 Moscow, Russia 111402 Tel: (702) 605-4792
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
INCORP SERVICES, INC. 2360 Corporate Circle, Suite 400, Henderson, NV 89074 Tel: (702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: NORTHWEST LAW GROUP Suite 704, 595 Howe Street, Vancouver, BC V6C 2T5 Tel: (604) 687-5792
Not Applicable. Termination of Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ X ]

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1, as amended, which was originally filed on September 19, 2013 (File No. 333-191251) (the “Registration Statement”) to register the sale of 5,000,000 shares of common stock, $0.001 par value per share, (the “Common Stock”) of Overtech Corp. (the “Registrant”).

On June 17, 2014, the Registrant’s directors determined to terminate the offering of Common Stock under the Registration Statement.  A total of 1,240,000 shares of Common Stock were sold under the Registration Statement.  In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the 3,760,000 shares of Common Stock of the Registrant that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stuttgart, in the Federal Republic of Germany, on June 17, 2014.

OVERTECH CORP.

By:

/s/ Elmedina Adzemovic

___________________________________

ELMEDINA ADZEMOVIC

Chief Executive Officer, President and Secretary

Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date:

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elmedina Adzemovic	Chief Executive Officer, President and Secretary Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 17, 2014
ELMEDINA ADZEMOVIC

/s/ Pavel Rozum	Director	June 17, 2014
PAVEL ROZUM